UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 Fourth Avenue S.W., Calgary, Alberta	T2P 3M9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 567-3776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual and special meeting of shareholders on April 24, 2014, each of the seven nominees proposed as directors of Imperial Oil Limited (the “Company”) were elected to hold office until the close of the next annual meeting. The votes for the directors were: K.T. Hoeg 746,205,606 shares for and 2,070,554 shares withheld, R.M. Kruger 741,999,525 shares for and 6,276,635 shares withheld, J.M. Mintz 747,140,115 shares for and 1,136,045 shares withheld, D.S. Sutherland 747,186,418 shares for and 1,089,742 shares withheld, S.D. Whittaker 746,415,662 shares for and 1,860,498 shares withheld, D.W. Woods 730,898,155 shares for and 17,378,005 shares withheld and V.L. Young 747,107,701 shares for and 1,168,459 shares withheld.

At the same annual meeting of shareholders, PricewaterhouseCoopers LLP were reappointed as the auditors of the Company by a vote of 754,766,386 shares for and 572,398 shares withheld from the reappointment of the auditors.

At the same annual meeting of shareholders, the shareholders voted to amend the Company’s articles, changing the province in which its registered office is situated from Ontario to Alberta, by a vote of 747,725,426 shares for and 550,756 shares against the vote on the special resolution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED

Date: April 29, 2014	By:	/s/ William J. Hartnett
Name: William J. Hartnett
Title: Vice President and General Counsel

	By:	/s/ Brent A. Latimer
Name: Brent A. Latimer
Title: Assistant Secretary